Mewbourne Energy Partners 05-A, L.P. 10-Q

EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mewbourne Energy Partners 05-A, L.P. (the “Registrant”) on Form 10-Q for the nine months ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) the undersigned hereby certifies, in the capacity as indicated below and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date:      November 16, 2020

/s/ J. Roe Buckley
J. Roe Buckley
Chairman of the Board
Executive Vice President
Chief Financial Officer
Mewbourne Development Corporation
Managing General Partner of the Registrant